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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): July 13, 1998





                            CELLULARVISION USA, INC.
               (Exact name of registrant as specified in charter)




    Delaware                          000-27582                 13-3853788
(State or other jurisdiction          (Commission              (IRS Employer
   of incorporation)                  File Number)          Identification No.)



                             505 Park Avenue 10022
                         New York, New York (Zip Code)
                    (Address of principal executive offices)



Registrant's telephone number, including area code:  (212) 751-0900





                                 Not Applicable
          (Former name or former address, if changed from last report)


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Item 5.  Other Events

WinStar Transaction

         On July 13, 1998, CellularVision USA, Inc. (the "Company") announced that it has entered into an agreement (the "LMDS Purchase Agreement") with WinStar Communications, Inc. ("WinStar") to sell 850 MHz of contiguous LMDS spectrum throughout its licensed territory for $32.5 million in cash. The transaction is subject to regulatory and shareholder approval as well as the consent of certain lenders, and is expected to close in the fourth quarter of this year. WinStar has also entered into a loan agreement (the "Loan Agreement") with CellularVision to lend the Company $3.5 million as soon as lenders' consents are obtained, and to lend an additional $2.0 million when stockholder approval is obtained, so long as all required FCC filings have been made by that time. The loan is to be repaid as an offset against the purchase price. The Company will use the loan proceeds to meet outstanding obligations and finance its operations pending the closing, following which it intends to repay all of its outstanding debt obligations. Copies of the LMDS Purchase Agreement and the Loan Agreement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein; the forgoing descriptions of such agreements are qualified in their entirety by reference to such Exhibits. On July 13, 1998, the Company issued a press release relating to these matters, which is attached hereto as Exhibit 99.3.

Stockholders Meeting to Authorize Additional Shares of Common Stock

         The Board of Directors of the Company plans to call a special meeting of the Company's stockholders to authorize for issuance additional shares of the Company's Common Stock, par value $0.01 ("Common Stock"). The Company needs to have such additional shares of Common Stock authorized in order to meet its obligations to issue shares of Common Stock in the event that certain securityholders of the Company exercise their respective rights to convert securities of the Company into shares of Common Stock.



Item 7.  Financial Statements and Exhibits

         (c)  Exhibits:

                  99.1 AGREEMENT TO PURCHASE LMDS LICENSE, dated as of July 1, 1998 by and between WNP Communications, Inc., a Delaware corporation, Cellularvision USA, Inc., a Delaware corporation and CellularVision of New York, L.P., a Delaware limited partnership.

                  99.2 Loan Agreement, dated as of July 10, 1998 among CellularVision of New York, L.P., a Delaware limited partnership, CellularVision USA, Inc., a Delaware corporation and Winstar Communications, Inc., a Delaware corporation.

                  99.3 Press Release issued by the Company, dated July 13, 1998.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            CELLULARVISION USA, INC.



                                            By:/s/Shant S. Hovnanian
                                                Name:  Shant S. Hovnanian
                                                Title:  Chief Executive Officer

July 13, 1998



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                                  EXHIBIT INDEX

Exhibit
-------

99.1 AGREEMENT TO PURCHASE LMDS LICENSE, dated as of July 1, 1998 by and between WNP Communications, Inc., a Delaware corporation, Cellularvision USA, Inc., a Delaware corporation and CellularVision of New York, L.P., a Delaware limited partnership.

99.2 Loan Agreement, dated as of July 10, 1998 among CellularVision of New York, L.P., a Delaware limited partnership, CellularVision USA, Inc., a Delaware corporation and Winstar Communications, Inc., a Delaware corporation.

99.3     Press Release issued by the Company, dated July 13, 1998.